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                [Letterhead of Hughes, Pittman and Gupton LLP]

September 20, 1999                                                  Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by SciQuest.com concerning Change in Independent Accountants which we understand will be filed with the Commission, as part of the Company's Form S-1 dated September 20, 1999. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/Tim C. Gupton